Crowe
Crowe Chizek and Company LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-121293 on Form S-8 of EuroBancshares, Inc. of our report dated March 11, 2008 on the consolidated financial statements of EuroBancshares, Inc., on EuroBancshares, Inc. and on the effectiveness of internal control over financial reporting of EuroBancshares, Inc., which report is included in Form 10-K for EuroBancshares, Inc. for the two years ended December 31, 2007.

Crowe Chizek and Company LLP

Fort Lauderdale, Florida
March 11, 2008